UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

August 16, 2011

Date of Report (Date of earliest event reported)

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas 78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Term Loan Facility.

On August 16, 2011, Harte-Hanks, Inc. (“Harte-Hanks”) entered into a five-year $122.5 million senior, unsecured term loan credit facility (the “Term Loan Facility”) with Bank of America, National Association, as administrative agent (the “Agent”), subject to the terms and conditions in the Term Loan Credit Agreement dated as of August 16, 2011 between Harte-Hanks and each lender from time to time party thereto, and the Agent (the “Term Loan Credit Agreement”).

The Term Loan Facility matures on August 16, 2016. Harte-Hanks intends to use the Term Loan Facility (i) to pay in full all obligations of Harte-Hanks under that certain Credit Agreement dated September 6, 2006, among Harte-Hanks, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent, and (ii) for general corporate purposes.

For any portion of the Term Loan Facility, Harte-Hanks can generally choose to have the interest rate for such portion calculated on either:

•	the LIBOR rate for the applicable interest period, plus a spread (ranging from 2.00% to 2.75% per annum) based on Harte-Hanks’ total net funded debt-to-EBITDA ratio then in effect; or

•

the highest of (a) the Agent’s prime rate, (b) the BBA daily floating rate LIBOR, as determined by Agent for such date, plus 1.00%, and (c) the Federal Funds Rate plus 0.50%, plus a spread (ranging from 1.00% to 1.75% per annum) based on Harte-Hanks’ total net funded debt-to-EBITDA ratio then in effect.

Based on Harte-Hanks’ election and current total net funded debt-to-EBITDA ratio, the initial interest rate will be LIBOR plus 2.00%.

Harte-Hanks may elect to prepay the Term Loan Facility at any time.

Under the Term Loan Facility, Harte-Hanks is required to maintain an interest coverage ratio of less than 2.75 to 1.00 and a total funded debt-to-EBITDA ratio of not more than 3.00 to 1.00. The Term Loan Facility also contains customary covenants for transactions of this type, subject to certain carve-outs, restricting Harte-Hanks’ and its subsidiaries’ ability to (among other things):

•	authorize distributions, dividends, stock redemptions and repurchases if a payment event of default has occurred and is continuing;

•	enter into certain merger or liquidation transactions;

•	grant liens;

•	enter into certain sale and leaseback transactions;

•	have foreign subsidiaries account for more than 20% of the consolidated revenue, assets or EBITDA of Harte-Hanks and its subsidiaries, in the aggregate;

•	enter into certain transactions with affiliates; and

•	allow the total indebtedness of Harte-Hanks’ subsidiaries to exceed $20.0 million.

The Term Loan Facility also includes customary covenants regarding reporting obligations, delivery of notices regarding certain events, maintaining Harte-Hanks’ corporate existence, payment of obligations, maintenance of Harte-Hanks’ properties and insurance thereon at customary levels with financially sound and reputable insurance companies, maintaining books and records and compliance with applicable laws.

The Term Loan Facility provides for customary events of default including nonpayment of principal or interest, breach of representations and warranties, violations of covenants, failure to pay certain other indebtedness, bankruptcy and material judgments and liabilities, certain violations of environmental laws or ERISA or the occurrence of a change of control. Upon the occurrence of any such event of default, the Agent may declare the loans made under the Term Loan Facility immediately due and payable.

The Term Loan Facility is jointly and severally guaranteed by all existing and future, direct and indirect material domestic subsidiaries of Harte-Hanks pursuant to that certain Unlimited Guaranty, entered into on August 16, 2011, between Harte-Hanks and the Guaranteed Parties (as defined therein), and accepted by the Agent (the “Term Loan Guaranty”).

The above description of the material terms of the Term Loan Facility, Term Loan Credit Agreement and Term Loan Guaranty are not a complete description of the parties’ rights and obligations with respect thereto. The above statements are qualified in their entirety by reference to the Term Loan Credit Agreement and Term Loan Guaranty, each executed in connection with the Term Loan Facility, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.4, respectively and are incorporated by reference in this Form 8-K.

Amendment to Existing Credit Agreements

Harte-Hanks is also a party to that certain (i) Revolving Credit Agreement dated August 12, 2010 between Harte-Hanks, each lender from time to time party thereto, and Bank of America, National Association, as administrative agent (the “2010 Revolver”), and (ii) Term Loan Agreement dated March 7, 2008 between Harte-Hanks, each lender from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent, as amended by that certain First Amendment to Term Loan Agreement dated August 12, 2010 (the “2008 Term Loan,” and together with the 2010 Revolver, the “Existing Credit Agreements”). In connection with the consummation of the Term Loan Facility, Harte-Hanks and the respective administrative agents for the Existing Credit Agreements (with the consent of the lenders party thereto) agreed to (x) allow Harte-Hanks’ material subsidiaries to guarantee Harte-Hanks’ payment and performance under the Term Loan Facility, and (y) amend the Existing Credit Agreements to require Harte-Hanks’ material subsidiaries to also guarantee the payment and performance of Harte-Hanks’ obligations under the Existing Credit Agreements.

To evidence the foregoing, on August 16, 2011, Harte-Hanks entered into (i) that certain Second Amendment to Term Loan Agreement and Consent (the “Term Amendment”) and its related Unlimited Guaranty (the “Term Amendment Guaranty”), and (ii) that certain First Amendment to the Revolving Credit Agreement and Consent (the “Revolver Amendment,” together with the Term Amendment, the “Amendments”) and its related Unlimited Guaranty (the “Revolver Amendment Guaranty,” together with the Term Amendment Guaranty, the “Term Amendment Guaranties”).

The above description of the material terms of the Amendments and Term Amendment Guaranties is not a complete description of the parties’ rights and obligations with respect to such transactions. The above statements are qualified in their entirety by reference to the Revolver Amendment, Term Amendment, Revolver Amendment Guaranty and Term Amendment Guaranty, each executed in connection with the Term Loan Facility, a copy of which is attached to this Current Report on Form 8-K as Exhibits 10.2, 10.3, 10.5 and 10.6, respectively, and are incorporated by reference in this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for a description of the Term Loan Credit Agreement between Harte-Hanks and the other parties thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed or furnished herewith, as indicated above:

Exhibit No.	Description

10.1	Term Loan Credit Agreement dated as of August 16, 2011 between Harte-Hanks, Inc., each lender from time to time party thereto, and Bank of America, National Association, as administrative agent.

10.2	First Amendment to Revolving Credit Agreement dated as of August 16, 2011 between Harte-Hanks, Inc., each lender from time to time party thereto, and Bank of America, National Association, as administrative agent.

10.3	Second Amendment to Term Loan Agreement dated as of August 16, 2011 between Harte-Hanks, Inc., each lender from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent.

10.4	Unlimited Guaranty, entered into on August 16, 2011, between Harte-Hanks and the Guaranteed Parties (as defined therein), and accepted by Bank of America, National Association, as administrative agent.

10.5	Unlimited Guaranty, entered into on August 16, 2011, between Harte-Hanks and the Guaranteed Parties (as defined therein), and accepted by Bank of America, National Association, as administrative agent.

10.6	Unlimited Guaranty, entered into on August 16, 2011, between Harte-Hanks and the Guaranteed Parties (as defined therein), and accepted by Wells Fargo, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Dated: August 16, 2011

By:	/s/ Robert L. R. Munden
Robert L. R. Munden
Senior Vice President,
General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

10.1	Term Loan Credit Agreement dated as of August 16, 2011 between Harte-Hanks, Inc., each lender from time to time party thereto, and Bank of America, National Association, as administrative agent.

10.2	First Amendment to Revolving Credit Agreement dated as of August 16, 2011 between Harte-Hanks, Inc., each lender from time to time party thereto, and Bank of America, National Association, as administrative agent.

10.3	Second Amendment to Term Loan Agreement dated as of August 16, 2011 between Harte-Hanks, Inc., each lender from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent.

10.4	Unlimited Guaranty, entered into on August 16, 2011, between Harte-Hanks and the Guaranteed Parties (as defined therein), and accepted by Bank of America, National Association, as administrative agent.

10.5	Unlimited Guaranty, entered into on August 16, 2011, between Harte-Hanks and the Guaranteed Parties (as defined therein), and accepted by Bank of America, National Association, as administrative agent.

10.6	Unlimited Guaranty, entered into on August 16, 2011, between Harte-Hanks and the Guaranteed Parties (as defined therein), and accepted by Wells Fargo, National Association, as administrative agent.